Exhibit 21.1
Flotek Industries, Inc.
List of Subsidiaries

CESI Chemical, Inc.
Formerly: Chemical & Equipment Specialties, Inc.
Oklahoma Corporation
DBA: CESI Chemical, Inc.

Esses, Inc.
Oklahoma Corporation
DBA: CESI Chemical, Inc.

Plainsman Technology, Inc.
Oklahoma Corporation
DBA: CESI Chemical, Inc

Equipment Specialties, Inc.
Oklahoma Corporation
DBA: Equipment Specialties, Inc.

Material Translogistics, Inc.
Texas Corporation
DBA: Material Translogistics, Inc.

Padko International, Inc.
Oklahoma Corporation
DBA: CESI Chemical, Inc.

Petrovalve International, Inc.
Alberta Corporation
DBA: Petrovalve International, Inc.

Petrovalve, Inc.
Delaware Corporation

USA Petrovalve, Inc.
Texas Corporation
DBA: USA Petrovalve, Inc.

Turbeco, Inc.
Texas Corporation
DBA: Turbeco, Inc.
DBA: Precision-LOR LP.

Trinity Tool, Inc.
Texas Corporation
DBA: Trinity Tool, Inc.

Petrovalve Int’l (Barbados), Inc.
Barbados Corporation
DBA: Petrovalve Int’l (Barbados), Inc.

Flotek Paymaster, Inc.
Texas Corporation
DBA: Flotek Paymaster, Inc.

Spidle Sales & Services, Inc.
Utah Corporation
DBA: Spidle Sales & Services, Inc.

Harmon Machine Works, Inc.
Texas Corporation
DBA: Galleon Enterprise and
Midessa Heat Treat